                            Enhanced Retail Funding, LLC
                                  40 Broad Street
                            Boston, Massachusetts  02109


                             Dated as of:  July 8, 1998



Gantos, Inc.
1266 East Main Street
5th Floor
Stamford, CT 06902

Attn:  Arlene H. Stern, President and CEO

Dear Arlene:

Reference is made to the Revolving Credit Agreement between Gantos, Inc. ("Gantos"), as Borrower and Fleet Bank, N.A. ("Fleet"), as Agent and Lender, dated as of March 10, 1995, as amended, supplemented, and/or modified from time to time in accordance with the provisions thereof, (as so amended and in effect, the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein have the same meanings herein as specified therein.

The undersigned is pleased to advise Gantos of its agreement to provide Fleet with an irrevocable standby letter of credit in the face amount of $3,350,000 and with an expiration date of October 20, 1998 (the "Letter of Credit"). This Letter of Credit is a condition precedent to Fleet's further amendment of the Loan Agreement to, INTER ALIA, increase Availability of Loans under the Borrowing Base for the period through October 12, 1998, as more fully set forth in Amendment No. 9 to the Credit Agreement of even date herewith ("Amendment No. 9"). The terms and conditions for the issuance of the Letter of Credit are contained in the Junior Participation Agreement of even date herewith (the "Participation Agreement") entered into between Fleet and the undersigned.

In consideration for the undersigned's provision of the Letter of Credit and its commitments, obligations and agreements which will allow Gantos increased liquidity from its asset base, which will, in turn, enhance Gantos' ability to consummate a merger with Hit or Miss, Inc., and for other valuable consideration, the receipt and sufficiency of which are acknowledged, by its signature below, Gantos hereby agrees with the undersigned as follows:

1. Gantos agrees that on the date of and as a condition to the issuance of the Letter of Credit it will pay to the undersigned in immediately available funds a fee equal to $167,500. In addition, Gantos agrees that on the 30th calendar day after the issuance of the Letter of Credit it will pay to the undersigned in immediately available funds a fee equal to $33,500. In addition, Gantos agrees that on each of the 60th calendar day and the 90th calendar day after the issuance of the Letter of Credit it will pay to the undersigned in immediately available funds a fee equal to $33,500, PROVIDED, HOWEVER, that this fee due on each of the 60th day and the 90th day after the issuance of the Letter of Credit will not be payable if, on or before the date such fee payment is due, all of the Obligations under the Loan Agreement have been paid in full as a result of the merger between Gantos and Hit or Miss, Inc.

2. Gantos agrees that on the date of and as a condition to the issuance of the Letter of Credit, it will pay to the undersigned all of the issuer's costs of issuance for the Letter of Credit (presently calculated at 1% per year, prorated), in addition to any and all other sums due hereunder.

3. Gantos agrees to pay to the undersigned during the term of the Letter of Credit a monthly monitoring fee of $1,500. The first $1,500 monthly monitoring fee shall be due and payable on the date of the issuance of the Letter of Credit. Subsequent $1,500 monthly monitoring fees will be due and payable on the first business day of each subsequent calendar month during the term of the Letter of Credit or, if Fleet draws on the Letter of Credit in any amount, until all Obligations under the Loan Agreement, including, without limitation, amounts payable to the undersigned under the Junior Participation Agreement, are paid in full.

4. Gantos agrees to pay all of the undersigned's expenses (including out-of-pocket expenses) for due diligence and for all other expenses related to this transaction, including, without limitation, legal fees and expenses, accountants fees and expenses, costs of appraisals and inspections, filing fees, credit check fees, recording fees, and similar fees and expenses up to $50,000. The undersigned acknowledges that it has already received a $20,000 deposit towards the expenses outlined in this Paragraph 4. On the date of and as a condition to the issuance of the Letter of Credit, Gantos agrees to pay to the undersigned in immediately available funds the remaining $30,000 payable on account of the expenses outlined in this Paragraph 4. Any remaining unused funds will be returned to Gantos after a final accounting of all the expenses incurred in connection with this transaction.

5. Gantos acknowledges that Fleet has agreed in the Participation Agreement, and under the latest amendment to the Loan Agreement, to make available from the line of credit under the Loan Agreement the amounts necessary to pay the above fees and expenses, provided, in all instances, that there is adequate Availability under the terms and conditions of the Loan Agreement (as amended by Amendment No. 9) to advance such funds. Gantos agrees to request such funds under its line of credit under the Loan Agreement (as amended by Amendment
No. 9) to pay all of the fees and expenses owed to the undersigned. The failure of Gantos to have adequate Availability under its line of credit will not excuse Gantos from its obligation to pay the fees and expenses owed to the undersigned, and nothing herein shall be construed as a waiver, in whole or in part, by the undersigned of its right to any of the fees and expenses due from Gantos to the undersigned under this letter agreement.

If you are in agreement with the above, please indicate such agreement by your signature below. Upon your execution below, this letter will become a binding agreement between the parties hereto.

                              Sincerely,

                              ENHANCED RETAIL FUNDING, LLC

                              By:_____________________________
                              Name:
                              Title:



AGREED AND ACCEPTED this _____________ day of _____________, 1998.

GANTOS, INC.

By:________________________________
     Arlene H. Stern
     President and Chief Executive Officer